                                                                   Exhibit 99.2
iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
Independent Auditors' Report........................................................................  1

Consolidated Balance Sheets as of September 30, 2001 and December 31, 2000..........................  2

Consolidated Statements of Operations for the Nine Months Ended September 30, 2001, for the Year
  Ended December 31, 2000 and for the Period from January 22, 1999 (date of inception) through
  December 31, 1999.................................................................................  3

Consolidated Statements of Redeemable Preferred Stock and Equity (Deficiency) for the Nine Months
  Ended September 30, 2001, for the Year Ended December 31, 2000 and for the Period from January 22,
  1999 (date of inception) through December 31, 1999................................................  4

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2001, for the Year
  Ended December 31, 2000 and for the Period from January 22, 1999 (date of inception) through
  December 31, 1999.................................................................................  5

Notes to Consolidated Financial Statements..........................................................  6

                         INDEPENDENT AUDITORS' REPORT

iPCS, Inc.
Schaumburg, Illinois

   We have audited the accompanying consolidated balance sheets of iPCS, Inc. and Subsidiaries and Predecessor (the "Company") as of September 30, 2001 and December 31, 2000 and the related consolidated statements of operations, redeemable preferred stock and equity (deficiency), and cash flows for the nine months ended September 30, 2001, for the year ended December 31, 2000 and for the period from January 22, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2001 and December 31, 2000, and the results of its operations and its cash flows for the nine months ended September 30, 2001, for the year ended December 31, 2000 and for the period from January 22, 1999 (date of inception) through December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

/S/ DELOITTE & TOUCHE LLP

Davenport, Iowa
November 5, 2001
                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR
                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                                                                  September 30, December 31,
                                                                                      2001          2000
                                                                                  ------------- ------------
                                   ASSETS
Current Assets:
   Cash and cash equivalents.....................................................   $  54,579     $165,958
   Accounts receivable, less allowance: 2001--$2,713; 2000--$328.................      14,964        5,350
   Other receivables.............................................................       1,604          231
   Inventories...................................................................       3,379        3,314
   Prepaid expenses and other assets.............................................       4,799        1,839
                                                                                    ---------     --------
       Total current assets......................................................      79,325      176,692

Property and equipment including construction in progress, net...................     198,161      129,087
Financing costs, less accumulated amortization: 2001--$1,173; 2000--$445.........       9,558       10,045
Intangible assets, net...........................................................      39,934       12,359
Other assets.....................................................................       1,778          392
                                                                                    ---------     --------
       Total assets..............................................................   $ 328,756     $328,575
                                                                                    =========     ========

                  LIABILITIES, REDEEMABLE PREFERRED STOCK
                           AND EQUITY (DEFICIENCY)

Current Liabilities:
   Accounts payable..............................................................   $  31,410     $ 27,294
   Accrued expenses..............................................................       4,446        2,686
   Accrued interest..............................................................          79           22
   Deferred revenue..............................................................       4,742        1,346
   Capital lease obligations--current portion....................................           7           12
                                                                                    ---------     --------
       Total current liabilities.................................................      40,684       31,360

Deferred gain on tower sales.....................................................       7,667        6,000
Deferred rent....................................................................       2,264           --
Deferred revenue.................................................................       1,763          392
Capital lease obligations--long-term portion.....................................         373          225
Accrued interest.................................................................      16,944        6,219
Long-term debt...................................................................     191,392      157,581
                                                                                    ---------     --------
       Total liabilities.........................................................     261,087      201,777
                                                                                    ---------     --------

Redeemable preferred stock $0.01 par value; 75,000,000 shares authorized;
  23,090,909 shares issued and outstanding.......................................     121,548      114,080
                                                                                    ---------     --------

Commitments and contingencies

Equity (Deficiency):
   Common stock, $0.01 par value; 300,000,000 shares authorized;
     44,869,643 shares issued and outstanding....................................         449          449
   Additional paid in capital....................................................      70,853       78,321
   Unearned compensation.........................................................      (3,985)      (5,515)
   Accumulated deficit...........................................................    (121,196)     (60,537)
                                                                                    ---------     --------
       Total equity (deficiency).................................................     (53,879)      12,718
                                                                                    ---------     --------
       Total liabilities, redeemable preferred stock and equity (deficiency).....   $ 328,756     $328,575
                                                                                    =========     ========

                See notes to consolidated financial statements.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands, except share data)

                                                                                                  For the
                                                                                                Period from
                                                                    For the      For the     January 22, 1999
                                                                  Nine Months      Year     (date of inception)
                                                                     Ended        Ended           through
                                                                 September 30, December 31,    December 31,
                                                                     2001          2000            1999
                                                                 ------------- ------------ -------------------
Revenues:
    Service.....................................................  $    71,834  $    18,534      $        71
    Equipment and other.........................................        5,678        2,695              144
                                                                  -----------  -----------      -----------
          Total revenues........................................       77,512       21,229              215
                                                                  -----------  -----------      -----------
Operating Expenses:
    Cost of service.............................................       60,496       16,786            1,695
    Cost of equipment...........................................       18,292       10,053              484
    Selling.....................................................       20,845       10,783              778
    General and administrative:
       Non-cash compensation....................................        1,530       11,212               --
       Taxes on non-cash compensation...........................           --        1,567               --
       Other general and administrative.........................        8,635        9,319            1,520
       Depreciation and amortization............................       15,385        8,609              381
                                                                  -----------  -----------      -----------
          Total operating expenses..............................      125,183       68,329            4,858
                                                                  -----------  -----------      -----------
Loss from operations............................................      (47,671)     (47,100)          (4,643)
Other Income (Expense):
    Interest income.............................................        3,537        3,443               89
    Interest expense............................................      (16,995)     (11,741)              --
    Other income................................................          470          726              174
                                                                  -----------  -----------      -----------
Loss Before Extraordinary Item..................................      (60,659)     (54,672)          (4,380)
Extraordinary item--loss on early extinguishment of debt........           --       (1,485)              --
                                                                  -----------  -----------      -----------
Net Loss........................................................  $   (60,659) $   (56,157)     $    (4,380)
                                                                  ===========  ===========      ===========
Loss before extraordinary item..................................  $   (60,659) $   (54,672)     $    (4,380)
Beneficial conversion feature related to redeemable
 preferred stock................................................           --      (46,387)              --
Dividends and accretion on redeemable preferred stock...........       (7,468)      (1,963)              --
                                                                  -----------  -----------      -----------
Loss available to common stockholders...........................      (68,127)    (103,022)          (4,380)
Extraordinary item..............................................           --       (1,485)              --
                                                                  -----------  -----------      -----------
Net loss available to common stockholders.......................  $   (68,127) $  (104,507)     $    (4,380)
                                                                  ===========  ===========      ===========
Pro forma basic and diluted loss per share of common
 stock (unaudited):
    Loss available to common stockholders before
     extraordinary item.........................................  $     (1.52) $     (2.30)     $     (0.10)
    Extraordinary item..........................................  $        --  $     (0.03)     $        --
    Net loss available to common stockholders...................  $     (1.52) $     (2.33)     $     (0.10)
Pro forma weighted average common shares outstanding (unaudited)   44,869,643   44,869,643       44,869,643
                                                                  ===========  ===========      ===========

                See notes to consolidated financial statements.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR
 CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK AND EQUITY (DEFICIENCY)
                       (In thousands, except share data)



                                               Redeemable                                   Contributed
                                             Preferred Stock     Common Stock    Additional  Capital -
                                           ------------------- -----------------  Paid in   Predecessor   Unearned   Accumulated
                                             Shares    Amount    Shares   Amount  Capital     Company   Compensation   Deficit
                                           ---------- -------- ---------- ------ ---------- ----------- ------------ -----------
BALANCE AT JANUARY 22, 1999 (DATE OF
 INCEPTION)...............................
   Members' contributions.................                                                   $ 13,500
   Net loss...............................                                                                            $  (4,380)
                                                                                             --------                 ---------
BALANCE AT DECEMBER 31, 1999..............                                                     13,500                    (4,380)
   Members' contributions from January
    1, 2000 to July 11, 2000..............                                                     16,500
   Issuance of 1.5% interest in
    Predecessor Company to Mr. Yager......                                                      8,480
   Reorganization of Predecessor
    Company to C Corporation..............                     44,869,643  $449   $ 38,031    (38,480)
   Sale of Series A-1 redeemable
    preferred stock.......................  9,090,909 $ 46,387
   Beneficial conversion feature
    related to Series A-1 redeemable
    preferred stock.......................                                          46,387
   Accretion of Series A-1 redeemable
    preferred stock beneficial
    conversion feature....................                                         (46,387)
   Grant of stock options.................                                           8,247                $(8,247)
   Amortization of unearned compensation..                                                                  2,732
   Issuance of warrants in connection
    with the senior discount notes........                                          24,859
   Issuance of warrants to Sprint PCS.....                                           9,147
   Sale of Series A-2 redeemable
    preferred stock....................... 14,000,000   65,730
   Accrued dividends on redeemable
    preferred stock.......................               1,808                      (1,808)
   Accretion to redemption amount of
    redeemable preferred stock............                 155                        (155)
   Net loss...............................                                                                              (56,157)
                                           ---------- -------- ----------  ----   --------   --------     -------     ---------
BALANCE AT DECEMBER 31, 2000.............. 23,090,909  114,080 44,869,643   449     78,321                 (5,515)      (60,537)
   Accrued dividends on redeemable
    preferred stock.......................               6,937                      (6,937)
   Accretion to redemption amount of
    redeemable preferred stock............                 531                        (531)
   Amortization of unearned compensation..                                                                  1,530
   Net loss...............................                                                                              (60,659)
                                           ---------- -------- ----------  ----   --------   --------     -------     ---------
BALANCE AT DECEMBER 31, 2001.............. 23,090,909 $121,548 44,869,643  $449   $ 70,853   $     --     $(3,985)    $(121,196)
                                           ========== ======== ==========  ====   ========   ========     =======     =========

                See notes to consolidated financial statements.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                   For the      For the    For the Period from
                                                                 Nine Months      Year      January 22, 1999
                                                                    Ended        Ended     (date of inception)
                                                                September 30, December 31,       through
                                                                    2001          2000      December 31, 1999
                                                                ------------- ------------ -------------------
Cash Flows from Operating Activities:
   Net loss....................................................   $ (60,659)    $(56,157)       $ (4,380)
   Adjustments to reconcile net loss to net cash flows from
    operating activities:
     Depreciation and amortization.............................      15,385        8,609             381
     Loss on disposal of property and equipment................       1,042           56              --
     Gain on tower sales.......................................      (1,509)        (778)           (174)
     Amortization of deferred gain on tower sales..............        (543)        (298)            (22)
     Amortization of deferred rent.............................        (135)          --              --
     Amortization of financing costs...........................         729          604              --
     Non-cash interest.........................................       8,842        5,109              --
     Extraordinary loss on early extinguishment of debt........          --        1,485              --
     Non-cash compensation.....................................       1,530       11,212              --
   Changes in assets and liabilities:
     Accounts receivable.......................................      (8,657)      (5,258)            (92)
     Other receivables.........................................        (650)        (192)            (39)
     Inventories...............................................         (66)      (2,387)           (927)
     Prepaid expenses and other assets.........................      (4,333)      (1,799)           (432)
     Accounts payable, accrued expenses and accrued interest...      27,509       16,020           1,758
     Deferred revenue..........................................       4,768        1,738              --
                                                                  ---------     --------        --------
        Net cash flows from operating activities...............     (16,747)     (22,036)         (3,927)
                                                                  ---------     --------        --------

Cash Flows from Investing Activities:
   Capital expenditures........................................     (98,394)     (90,993)        (39,331)
   Intangible acquired in purchase of network assets...........          --       (3,526)             --
   Acquisition of the Iowa City/Cedar Rapids, Iowa markets.....     (31,678)          --              --
   Proceeds from disposition of fixed assets...................          42           --              --
   Proceeds from build to suit agreement.......................       2,496           --              --
   Proceeds from tower sales...................................       8,204       12,036           4,500
   Advance on tower sales......................................          --           --           2,000
                                                                  ---------     --------        --------
        Net cash flows from investing activities...............    (119,330)     (82,483)        (32,831)
                                                                  ---------     --------        --------

Cash Flows from Financing Activities:
   Proceeds from long-term debt................................      25,000      190,106          27,571
   Repayment of Nortel debt....................................          --      (40,346)             --
   Payments on capital lease obligations.......................         (13)         (13)             --
   Debt financing costs........................................        (243)     (10,620)         (1,580)
   Interest rate protection costs..............................         (46)          --              --
   Proceeds from sale of Series A-1 redeemable preferred
    stock, net of offering costs of $3,613.....................          --       46,387              --
   Proceeds from sale of Series A-2 redeemable preferred
    stock, net of offering costs of $4,270.....................          --       65,730              --
   Members' contributions......................................          --       16,500          13,500
                                                                  ---------     --------        --------
        Net cash flows from financing activities...............      24,698      267,744          39,491
                                                                  ---------     --------        --------

Increase (decrease) in cash and cash equivalents...............    (111,379)     163,225           2,733
Cash and cash equivalents at beginning of period...............     165,958        2,733              --
                                                                  ---------     --------        --------
Cash and cash equivalents at end of period.....................   $  54,579     $165,958        $  2,733
                                                                  =========     ========        ========


                See notes to consolidated financial statements.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS OPERATIONS

   Illinois PCS, LLC was formed in January 1999 as an Illinois limited liability company for the purpose of becoming a provider of wireless personal communication services ("PCS"). On July 12, 2000, Illinois PCS, LLC (the "Predecessor Company") reorganized its business into a C Corporation in which members of the Predecessor Company received 44,869,643 shares of common stock of iPCS, Inc. in exchange for their ownership interests in the Predecessor Company. The ownership percentages among the members following the reorganization remained consistent with the ownership percentages at December 31, 1999 as adjusted for the effects of the agreement described in Note 15. As of July 12, 2000, the Predecessor Company merged with and into iPCS Wireless, Inc., a wholly owned subsidiary of iPCS, Inc. iPCS Equipment, Inc. was also formed and is a wholly owned subsidiary of iPCS Wireless, Inc. iPCS Wireless, Inc. has continued the activities of the Predecessor Company and, for accounting purposes, this transaction was accounted for as a reorganization of the Predecessor Company into a C Corporation. iPCS, Inc. and its subsidiaries, including the Predecessor Company, are collectively referred to as the "Company."

   In January 1999, the Company entered into affiliation agreements (the "Sprint PCS Agreements") with Sprint Communications Company, L.P. ("Sprint") and Sprint Spectrum L.P. and SprintCom, Inc., entities controlled by the PCS Group of Sprint ("Sprint PCS"). The Sprint PCS Agreements, as amended, provide the Company with the exclusive right to build, own and manage a wireless voice and data services network in 37 basic trading areas ("BTAs") located in Illinois, Iowa, Michigan and Nebraska under the Sprint PCS brand.

   The PCS market is characterized by significant risks as a result of rapid changes in technology, increasing competition and the cost associated with the build-out of a PCS network. The Company's continuing operations are dependent upon Sprint PCS' ability to perform its obligations under the Sprint PCS Agreements and the ability of the Company to raise sufficient capital to fund operating losses, to meet debt service requirements, and to complete the build-out of its PCS network. Additionally, the Company's ability to attract and maintain a sufficient customer base is critical to achieving breakeven operating cash flow. Changes in technology, increased competition, or the inability to obtain required financing or achieve breakeven operating cash flow, among other factors, could have an adverse effect on the Company's financial position and results of operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

   The consolidated financial statements of the Company include its subsidiaries, iPCS Wireless, Inc. and iPCS Equipment, Inc., and the Predecessor Company. All significant intercompany accounts or balances have been eliminated in consolidation.

Use of Estimates:

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Risk:

   The Company's operations as currently conducted rely heavily on critical functions performed by Sprint PCS. The termination of the Company's strategic relationship with Sprint PCS or Sprint PCS' failure to perform
                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR its obligations under the Sprint PCS Agreements (see Note 3) would severely restrict the Company's ability to conduct its business.

   The Company maintains cash and cash equivalents in accounts with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

Cash and Cash Equivalents:

   For purposes of reporting cash flows, the Company considers all highly liquid investments, with an original maturity of three months or less at the time of purchase, to be a cash equivalent.

Inventories:

   Inventories consist of handsets and related accessories. Inventories purchased for resale will be carried at the lower of cost, determined using weighted average cost, or market, determined using replacement cost.

Property, Equipment and Construction in Progress:

   Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Asset lives used by the Company are as follows:

                                                            Useful life:
                                                            ------------
Network assets............................................. 3 to 15 years
Computer equipment......................................... 3 to 5 years
Furniture, fixtures, office equipment and leasehold
  improvements............................................. 5 to 21 years

   Construction in progress includes expenditures for the purchase of capital equipment, design services, and construction services of the Company's network. The Company capitalizes interest on its construction in progress activities. Interest capitalized for the nine months ended September 30, 2001, for the year ended December 31, 2000 and for the period ended December 31, 1999 totaled approximately $6.6 million, $3.0 million, and $0.5 million, respectively. When the network assets are placed in service, the Company transfers the assets from construction in progress to network assets and depreciates those assets over their estimated useful life.

Financing Costs:

   Deferred financing costs are amortized as interest expense over the term of the respective financing using the effective interest method.

Income Taxes:

   Prior to July 12, 2000, the Predecessor Company operated as a limited liability company ("LLC") and, as a result, its losses were included in the income tax returns of its members. Therefore, the accompanying consolidated financial statements do not include any income tax amounts prior to July 12, 2000. Subsequent to July 12, 2000, the date of reorganization as discussed in
Note 1, the Company became a C Corporation and began
                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR accounting for income taxes in accordance with Statement on Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred income taxes are provided for the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts, based on enacted tax laws and the tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable for the year and the change during the period in deferred tax assets and liabilities. The Company has not provided any pro forma income tax information because any net deferred tax asset would have been offset by a full valuation allowance due to the Company's losses since inception.

Revenue Recognition:

   The Company began offering service to customers in December 1999.

   The Company recognizes revenue as services are performed. Sprint PCS collects all revenues from the Company's customers and remits the net amount to the Company. An affiliation fee of 8% of collected service revenues from Sprint PCS subscribers based in the Company's territory, excluding outbound roaming, and from non-Sprint PCS subscribers who roam onto the Company's network is retained by Sprint PCS and recorded as a cost of service. Revenues generated from the sale of handsets and accessories, inbound Sprint PCS roaming fees, and from roaming services provided to Sprint PCS customers who are not based in the Company's territory are not subject to the 8% affiliation fee.

   Sprint PCS pays the Company a Sprint PCS roaming fee for each minute that a Sprint PCS subscriber based outside of the Company's territory roams onto the Company's network. Revenues from these services are recognized as the services are performed. Similarly, the Company pays roaming fees to Sprint PCS when a Sprint PCS subscriber based in the Company's territory roams on the Sprint PCS network outside of the Company's territory. These costs are included as cost of services when incurred.

   Equipment revenues consisting of proceeds from sales of handsets and accessories are recorded net of an allowance for sales returns. The allowance is estimated based on Sprint PCS' handset return policy, which allowed customers to return handsets for a full refund within 14 days of purchase at September 30, 2001 and December 31, 2000 and within 30 days of purchase at December 31, 1999. When handsets are returned to the Company, the Company may be able to reissue the handsets in the future to other customers at little additional cost. However, when handsets are returned to Sprint PCS for refurbishing, the Company receives a credit from Sprint PCS, which is less than the amount the Company originally paid for the handset.

   Prior to January 1, 2001, the Company recorded promotional cash credits and rebates granted to customers as expenses. Effective January 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") 00-14, "Accounting for Certain Sales Incentives." The EITF requires that, when recognized, the reduction in or refund of the selling price of the product or service resulting from any cash incentive should be classified as a reduction in revenue and not as an operating expense. The Company adopted EITF 00-14 in the first quarter of 2001. For the nine months ended September 30, 2001, a reduction in revenue of approximately $10.4 million, and an offsetting reduction in operating expenses, was recorded. In accordance with the provisions of EITF 00-14, approximately $2.7 million of operating expenses for the year ended December 31, 2000 have been reclassified as a reduction in revenue.

   The Company recognizes activation fee revenue over the periods such revenue is earned in accordance with SEC Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101
                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR was adopted by the Company in the fourth quarter of 2000. Accordingly, activation fee revenue and direct customer activation expense have been deferred and are being recognized over the average life for customers assessed an activation fee (30 months). For the nine months ended September 30, 2001, the Company recognized approximately $0.8 million of activation fee revenue and direct customer activation fee expense and has deferred approximately $2.8 million of activation fee revenue and direct customer activation expense to future periods. During the year ended December 31, 2000, the Company recognized approximately $42,000 of activation fee revenue and direct customer activation expense and deferred approximately $0.7 million of activation fee revenue and direct customer activation expense to future periods.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of:

   The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such events or changes in circumstances occur, the Company will recognize an impairment loss if the undiscounted future cash flows expected to be generated by the asset (or acquired business) are less than the carrying value of the related asset. The impairment loss would adjust the asset to its fair value. The Company has identified no such impairment losses.

Advertising Costs:

   The Company expenses advertising costs when the advertisement occurs. Total advertising expense was approximately $6.1 million, $4.0 million and $0.2 million for the nine months ended September 30, 2001, for the year ended December 31, 2000 and for the period ended December 31, 1999, respectively.

Stock Compensation:

   As allowed by SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"), the Company has chosen to account for compensation expense associated with its stock option plan in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. The Company will disclose pro forma net loss as if compensation expense had been determined consistent with SFAS No. 123.

Comprehensive Income:

   A statement of comprehensive income has not been included in the accompanying consolidated financial statements since the Company does not have any "Other Comprehensive Income" to report.

Accretion on Redeemable Preferred Stock:

   Up to the date of redemption, the Company accretes the carrying value of the redeemable preferred stock to the redemption amount using the effective interest method.

Cumulative Dividends on Redeemable Preferred Stock:

   Cumulative dividends on the redeemable preferred stock are recorded as a charge to additional paid-in-capital and an increase to the carrying value of the redeemable preferred stock as the dividends are earned by the holders.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

Pro Forma Loss Per Share (Unaudited):

   Pro forma basic and diluted loss per share are calculated by dividing the net loss available to common stockholders by the pro forma weighted average number of shares of common stock of iPCS, Inc. as if the shares of common stock of iPCS, Inc. into which the Predecessor Company's members' interests were converted had been outstanding for all of the periods presented. The calculation was made in accordance with SFAS No. 128, "Earnings Per Share." The pro forma basic and diluted loss per share are the same because the inclusion of the incremental potential common shares from any assumed conversion of redeemable preferred stock or exercise of options and warrants is antidilutive.

   Potential common shares excluded from the pro forma loss per share computations because they were antidilutive are as follows:

                                                  For the Nine  For the Year
                                                  Months Ended     Ended
                                                  September 30, December 31,
                                                      2001          2000
                                                  ------------- ------------
Convertible preferred stock......................  23,090,909    23,090,909
Options..........................................   3,005,251     1,590,000
Warrants.........................................   4,134,637     4,134,637
                                                   ----------    ----------
Total............................................  30,230,797    28,815,546
                                                   ==========    ==========

Recently Issued Accounting Pronouncements:

   In August 2001, the Financial Accounting Standards Board, ("FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. SFAS No. 144 is effective for the Company's fiscal year beginning in 2002 and is not expected to materially change the methods used by the Company to measure impairment losses on long-lived assets.

   In July 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against this new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead will be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. The provisions of each statement which apply to goodwill and intangible assets acquired prior to June 30, 2001 will be adopted by the Company on January 1, 2002. The Company is currently assessing but has not yet determined the impact of these pronouncements on its financial position and results of operations.

   In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," an amendment of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for all fiscal years beginning after June 15, 2000. The adoption by the Company on
                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

January 1, 2001 did not have an effect on the Company's results of operations, financial position, or cash flows. However, as discussed in Note 10, the Company did enter into an interest rate cap agreement on January 12, 2001.

   In March 2000, the FASB issued Interpretation No. 44, ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of Accounting Principles Board Opinion 25" ("Opinion 25"). FIN 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 was effective July 1, 2000; however, certain conclusions in FIN 44 cover specific events that occur after either December 15, 1998 or January 12, 2000. The adoption of FIN 44 did not have an effect on the Company's results of operations, financial position, or cash flows.

Reclassifications:

   Certain amounts in prior periods' financial statements have been reclassified to conform to the current year's presentation.

3. SPRINT PCS AGREEMENTS

   In January 1999, the Company signed the following four agreements with Sprint and Sprint PCS: management agreement, services agreement, trademark and service license agreement with Sprint PCS, and the trademark and service license agreement with Sprint. These agreements allow the Company to exclusively offer Sprint PCS services in the Company's territory.

   The management agreement has an initial term of 20 years with three 10-year automatic renewals. The management agreement can be terminated as a result of a number of events including an uncured breach of the management agreement or bankruptcy of either party to the agreement. In the event that the management agreement is terminated or not renewed, certain formulas apply to the valuation and disposition of the Company's assets. The key clauses of the management agreement are summarized as follows:

   (a) Exclusivity: The Company is designated as the only person or entity that can manage or operate a PCS network for Sprint PCS in the Company's territory. Sprint PCS is prohibited from owning, operating, building or managing another wireless mobility communications network in the Company's territory while the management agreement is in place.

   (b) Network build-out: The Company has agreed to build out the service area network in accordance with build-out plans developed jointly by Sprint PCS and the Company. Sprint PCS and the Company intend to expand network coverage to cover population areas of at least ten thousand residents and all interstate and major highways.

   (c) Products and services offered for sale: The management agreement identifies the products and services that can be offered for sale in the Company's territory. The Company cannot offer wireless local loop services specifically designed for the competitive local market in areas where Sprint owns the local exchange carrier unless the Sprint-owned local exchange carrier is named as the exclusive distributor or Sprint PCS approves the terms and conditions.

   (d) Service pricing: The Company must offer Sprint PCS subscriber pricing plans designated for regional or national offerings. With prior approval from Sprint PCS, the Company is permitted to establish local
                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR price plans for Sprint PCS products and services offered only in the Company's territory. Sprint PCS will pay to the Company 92% of the Company's collected service revenues and of its roaming revenues from non-Sprint PCS subscribers but will remit 100% of revenues derived from roaming of other Sprint PCS customers and sales of handsets and accessories and proceeds from sales not in the ordinary course of business.

   (e) Roaming: When a Sprint PCS customer from outside of the Company's territory roams onto the Company's network, the Company will earn roaming revenues based on established rates. Similarly, the Company will pay Sprint PCS when the Company's own subscribers use the Sprint PCS nationwide network outside the Company's territory.

   (f) Advertising and promotion: Sprint PCS is responsible for all national advertising and promotion of Sprint PCS products and services. The Company is responsible for advertising and promotion in the Company's territory.

   (g) Program requirements including technical and customer care standards:
       The Company will comply with Sprint PCS' program requirements for technical standards, customer service standards, national and regional distribution and national accounts programs.

   (h) Non-competition: The Company may not offer Sprint PCS products and services outside the Company's territory.

   (i) Inability to use non-Sprint PCS brands: The Company may not market, promote, advertise, distribute, lease or sell any of the Sprint PCS products on a non-branded, "private label" basis or under any brand, trademark or trade name other than the Sprint PCS brand, except for sales to resellers.

   (j) Rights of first refusal: Sprint PCS has certain rights of first refusal to buy the Company's assets upon a proposed sale.

   The services agreement outlines various support services such as activation, billing, collections and customer care that will be provided to the Company by Sprint PCS. These services are available to the Company at established rates. Sprint PCS can change any or all of the service rates one time in each twelve month period. The Company may discontinue the use of any service upon three months written notice. Sprint PCS may discontinue a service provided that Sprint PCS provides the Company with nine months prior written notice. The services agreement automatically terminates upon termination of the management agreement.

   The trademark and service mark license agreements with Sprint and Sprint PCS provide the Company with non-transferable, royalty free licenses to use the Sprint and Sprint PCS brand names, the "diamond" symbol and several other trademarks and service marks. The Company's use of the licensed marks is subject to adherence to quality standards determined by Sprint and Sprint PCS. Sprint and Sprint PCS can terminate the trademark and service mark license agreements if the Company files for bankruptcy, materially breaches the agreement or if the management agreement is terminated.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

Amounts related to the Sprint PCS Agreements are as follows (in thousands):

                                                                Nine Months      Year        Period
                                                                   Ended        Ended        Ended
                                                               September 30, December 31, December 31,
                                                                   2001          2000         1999
                                                               ------------- ------------ ------------
Amounts included in the Consolidated Statements of Operations:
   Cost of service............................................    $38,140      $ 8,570        $115
   Cost of equipment..........................................     18,290       10,255         222
   Selling expense............................................      2,600        1,184          81
   General and administrative expense.........................         39           36           7

                                                               September 30, December 31,
                                                                   2001          2000
                                                               ------------- ------------
Amount included in the Consolidated Balance Sheets:
   Inventory..................................................    $ 3,379      $ 3,236
   Accounts receivable due from Sprint PCS, net...............     15,105        5,499
   Accounts payable due to Sprint PCS.........................     10,306        6,610

4. PROPERTY AND EQUIPMENT INCLUDING CONSTRUCTION IN PROGRESS

   Property and equipment including construction in progress consists of the following (in thousands):

                                                                     September 30, December 31,
                                                                         2001          2000
                                                                     ------------- ------------
   Network assets...................................................   $148,351      $ 82,094
   Computer equipment...............................................      3,153         1,816
   Furniture, fixtures, office equipment and leasehold improvements.      4,170         2,698
                                                                       --------      --------
   Total property and equipment.....................................    155,674        86,608
   Less accumulated depreciation and amortization...................    (22,067)       (8,338)
                                                                       --------      --------
   Property and equipment, net......................................    133,607        78,270
   Construction in progress (network build-out).....................     64,554        50,817
                                                                       --------      --------
   Property and equipment including construction in progress, net...   $198,161      $129,087
                                                                       ========      ========

   The Company has reclassified the December 31, 2000 microwave relocation costs totaling $2.3 million from intangible assets to property and equipment to be consistent with industry practice.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

5. INTANGIBLE ASSETS

   Intangible assets consist of the following (in thousands):

                                                                                      September 30, December 31,
                                                                                          2001          2000
                                                                                      ------------- ------------
  Exclusive provider rights which arose with the issuance of warrants to Sprint PCS
  (see Note 6).......................................................................    $ 9,147      $ 9,147
  Exclusive provider rights which arose with the purchase of assets in Michigan
  from Sprint PCS (see Note 6).......................................................      3,526        3,526
  Exclusive provider rights which arose with the acquisition of the Iowa markets
  from Sprint PCS (see Note 6).......................................................     29,039           --
                                                                                         -------      -------
  Total intangible assets............................................................     41,712       12,673
  Less accumulated amortization......................................................     (1,778)        (314)
                                                                                         -------      -------
  Intangible assets, net.............................................................    $39,934      $12,359
                                                                                         =======      =======

6. AMENDMENTS TO SPRINT PCS AGREEMENT

   On March 8, 2000, the Company entered into an amendment to the Sprint PCS agreements to expand its service area to include 20 BTAs located in Michigan, Iowa and Nebraska (the "Expansion"). In connection with the Expansion, the Company agreed to purchase certain network assets under construction in four BTAs in Michigan, for a purchase price to be determined on the closing date based upon the assets to be purchased and the stage of completion of those assets as of the closing date. In addition, in connection with the Expansion, the Company was granted an option, exercisable by the Company at any time prior to January 31, 2001, to add the Iowa City and Cedar Rapids, Iowa BTAs to its service area. As consideration to be the exclusive provider of Sprint PCS services in the Expansion territory, the Company committed to grant to Sprint PCS a warrant to acquire 2% of the equity of the Company at the earliest of July 15, 2000, the closing of an initial public offering, or the consummation of a private placement of equity in an amount equal to at least $70.0 million. In connection with the closing of the sale of the convertible preferred stock discussed in Note 14, the Company issued Sprint PCS a warrant to acquire 1,151,938 shares of common stock of the Company on July 12, 2000 at an exercise price of $4.95 per share. The warrants are exercisable by Sprint PCS beginning on or after July 15, 2001 and expiring on July 15, 2007. The fair value of the warrants, as determined using the Black-Scholes model, was approximately $9.1 million and was recorded as an increase to paid in capital with a corresponding amount recorded as an intangible asset representing the right to be the exclusive provider of Sprint PCS services in the Expansion territory. Such intangible asset is being amortized over a life of 18.5 years, which is the remaining term of the Sprint PCS agreement at the date the warrants were issued. The fair value of the warrants was calculated using the following assumptions:

   (1) risk free interest rate of 6.35%;

   (2) stock price based on a planned initial public offering;

   (3) dividend yield of 0%;

   (4) life of 7 years; and

   (5) volatility of 40%.

   Also, on July 12, 2000 the Company purchased the assets under construction in Michigan from Sprint PCS for approximately $12.7 million. The Company allocated approximately $9.2 million of the purchase price to
                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR property based on the fair value of the assets acquired, with the excess amount of $3.5 million allocated to the intangible asset representing the right to be the exclusive provider of Sprint PCS services in Michigan. The intangible asset is being amortized over a life of 18.5 years, which is the remaining term of the Sprint PCS agreement at the date the assets were acquired.

   On January 10, 2001 the Company exercised its option to purchase from Sprint PCS certain telecommunications equipment and retail store assets and inventory located in the Iowa City and Cedar Rapids, Iowa markets. Concurrently with the closing, the Sprint PCS Management Agreement which sets forth the terms of the Company's long-term affiliation with Sprint PCS was amended to reflect the expansion of the Company's territory to include these two additional Iowa markets which included approximately 14,000 customers. The Company closed on this transaction on February 28, 2001 and paid approximately $31.7 million for these two markets. The Company has accounted for this business combination using the purchase method. The Company made a preliminary allocation of the purchase price based on the fair values of the tangible assets and liabilities acquired and allocated any excess amount over fair value to the intangible asset representing the right to be the exclusive provider of Sprint PCS services in the Iowa City and Cedar Rapids, Iowa markets.

7. DEFERRED GAIN ON TOWER SALES

   On May 28, 1999 the Company signed a tower sale and leaseback agreement with American Tower Corporation ("American Tower"). Under the agreement, the Company was to locate sites for, develop and construct between sixty and eighty wireless communication towers and then sell the towers to American Tower. The term of this agreement was to expire at the earlier of the final tower sale or December 31, 2000. In November 2000, the agreement was amended to extend the expiration date to February 28, 2001 for the sale of the first eighty towers and to increase the sales price from $250,000 to $272,000 for any tower with an extendable height of 249 feet.

   In 1999, American Tower advanced $2.0 million to the Company for the purchases of the fifty-third through sixtieth towers. If the Company did not construct and sell the required number of towers to American Tower by December 31, 2000, the Company was required to repay the advance plus accrued interest at 5%. The advance on tower sales of $2.0 million at December 31, 1999 was reduced to zero because the fifty-third through sixtieth towers were sold by November 21, 2000.

   For the period ended December 31, 1999, eighteen towers were sold to American Tower for $4.5 million in cash, resulting in a gain of $1.9 million, of which approximately $0.2 million was recognized at the time of the sale and the remainder was deferred and is being amortized as a reduction to rental expense over the initial lease term of ten years.

   During the year ended December 31, 2000, fifty-five towers were sold to American Tower for approximately $14.0 million, of which approximately $12.0 million was received in cash and $2.0 million represented a reduction in the advance on tower sales. These tower sales resulted in a gain of approximately $5.4 million, of which approximately $0.8 million was recognized at the time of the sale and the remainder was deferred and is being amortized as a reduction to rental expense over the initial lease term of ten years.

   On January 2, 2001, twelve towers were sold to American Tower for approximately $3.4 million, resulting in a gain of approximately $1.6 million of which approximately $0.5 million was recognized at the time of the sale and the remainder was deferred and is being amortized as a reduction to rental expense over the initial lease term of ten years. The sale of the first seven towers in this transaction satisfied the terms of the agreement signed in 1999. The remaining five towers were sold as individual tower sales to American Tower.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

   On June 29, 2001, the Company signed a tower sale and leaseback agreement with Trinity Towers Wireless, Inc. ("Trinity"). The Company has constructed wireless communication towers, which it agreed to sell and lease back a portion of these towers from Trinity. The agreement expires on December 31, 2001.

   On June 29, 2001, the Company sold sixteen towers to Trinity for approximately $4.8 million, resulting in a gain of approximately $2.1 million of which approximately $1.0 million was recognized at the time of the sale and the remainder was deferred and is being amortized as a reduction to rental expense over the initial lease term of five years.

   Upon the sale of a tower, the Company leases a portion, generally one-third, of the tower to collocate antennas and other network communication equipment. The leases are operating leases with initial terms between five and ten years.

8. DEFERRED RENT

   On December 29, 2000, the Company signed a build-to-suit agreement with Trinity whereby the Company agreed to locate and obtain ground leases for tower sites and deliver assignments of these leases to Trinity for at least seventy-five towers located in Iowa and Nebraska. Trinity agreed to reimburse the Company for site acquisition and development costs, build a tower at these sites, and purchase the site at the time of the commencement of the tower lease with Trinity.

   During the nine months ended September 30, 2001, the Company entered into tower leases for forty-six sites under this agreement. The Company received approximately $2.4 million from Trinity and recorded this amount as deferred tower rent which will be amortized as a reduction to rental expense over the life of the initial tower lease term of five years.

9. INCOME TAXES

   Because the Predecessor Company was a nontaxable entity, the results presented below relate solely to the periods subsequent to July 12, 2000.

   The income tax expense (benefit) for the period differed from the amounts computed by applying the statutory U.S. Federal income tax rate of 35% as set forth below:

                                                               Nine Months
                                                                  Ended      Year Ended
                                                              September 30, December 31,
                                                                  2001          2000
                                                              ------------- ------------
U.S. Federal statutory rate..................................     35.00%        35.00%
State income taxes, net of federal tax benefit...............      5.00          5.00
Non-deductible interest associated with senior discount notes     (2.98)        (2.90)
Non-deductible fees associated with merger...................     (1.15)           --
Other permanent non-deductible items.........................     (0.19)           --
Change in valuation allowance for deferred tax assets........    (35.68)       (37.10)
                                                                 ------        ------
Effective tax rate...........................................      0.00%         0.00%
                                                                 ======        ======

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

      The tax effects of significant temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows (in thousands):

                                              September 30, December 31,
                                                  2001          2000
                                              ------------- ------------
Deferred tax assets:
   Accrued liabilities.......................   $    164      $     72
   Deferred transaction costs................        558         1,068
   Compensation expense......................      1,705         1,093
   Interest expense..........................      5,566         2,720
   Deferred gain on tower sales..............      3,973         2,400
   Net operating loss carryforwards..........     29,529         9,299
   Allowance for bad debts...................      1,085           134
                                                --------      --------
Total gross deferred tax assets..............     42,580        16,786
Less valuation allowance.....................    (33,438)      (12,647)
                                                --------      --------
Net deferred tax assets......................      9,142         4,139
                                                --------      --------

Deferred tax liabilities:
   Capitalized interest......................       (529)         (649)
   Property, equipment and intangible assets.     (8,384)       (3,278)
   Other.....................................       (229)         (212)
                                                --------      --------
Total gross deferred tax liabilities.........     (9,142)       (4,139)
                                                --------      --------
Net deferred tax liabilities.................   $     --      $     --
                                                ========      ========

   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. No benefit for federal income taxes has been recorded for the periods ended September 30, 2001 and December 31, 2000 as the net deferred tax asset generated, primarily from temporary differences related to the net operating loss, was offset by a full valuation allowance because it is not considered more likely than not that these benefits will be realized due to the Company's losses since inception. At September 30, 2001, the Company has net operating loss carryforwards for federal income tax purposes of approximately $73.8 million which are available to offset future taxable income through 2021.

10. DEBT

Senior Discount Notes and Warrants

   On July 12, 2000, the Company issued 300,000 units consisting of $300.0 million 14% senior discount notes due July 15, 2010 (the "Notes") and warrants to purchase 2,982,699 shares of common stock at an exercise price of $5.50 per share. The warrants become exercisable at any time after July 15, 2001 for a period of ten years from the date of issuance. The Notes were issued at a substantial discount such that the Company received gross proceeds from the issuance of the units of approximately $152.3 million. On July 15, 2005 the Company will begin incurring cash interest on the principal amount of the Notes at the rate of 14% per annum, compounded semi-annually, payable beginning January 15, 2006, and on each January 15 and July 15 thereafter. The Company is amortizing the discount on the Notes as interest expense over the period from date of issuance to the maturity date utilizing the effective interest method. For the nine months ended September 30, 2001 and the year
                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR ended December 31, 2000, the Company recorded approximately $7.5 million and $4.4 million, respectively, as interest expense related to the amortization of the discount. In addition, the Company has recorded accrued interest of approximately $10.7 million and $6.2 million at September 30, 2001 and December 31, 2000, respectively, utilizing the effective interest method.

   The Notes are a general unsecured obligation, subordinated in right of payment to all senior debt, including all obligations under the credit facility. The Notes contain covenants which restrict the Company's ability to incur additional indebtedness, pay dividends, merge, dispose of its assets, and certain other matters as defined in the Indenture. During the first 36 months, the Company may redeem up to 35% of the Accreted Value of Notes (as defined in the Notes agreement) at a redemption price of 114% with the net cash proceeds of one or more equity offerings excluding the first $70.0 million of equity offerings. After July 15, 2005, the Notes may be redeemed at a price of 107% beginning in 2005, 105% beginning in 2006, 102% beginning in 2007 and 100% thereafter. Upon a change in control as defined in the Notes agreement, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the Accreted Value of Notes (as defined in the Notes agreement) on any purchase date prior to July 15, 2005 or 101% of the aggregate principal amount therefor, plus accrued and unpaid interest and Liquidated Damages (as defined in the Notes agreement), if any, to the date of purchase if on or after July 15, 2005.

   The Company allocated approximately $24.9 million to the fair value of the warrants, as determined by using the Black-Scholes model, and recorded a discount on the Notes, which is being recognized as interest expense over the period from date of issuance to the maturity date. For the nine months ended September 30, 2001 and the year ended December 31, 2000, the Company recorded approximately $1.3 million and $0.7 million, respectively, as interest expense related to the amortization of the value of the warrants.

   The fair value of the warrants was calculated using the following assumptions:

   (1) risk free interest rate of 6.35%;

   (2) stock price based on a planned initial public offering;

   (3) dividend yield of 0%;

   (4) life of 10 years; and

   (5) volatility of 40%.

   The Company incurred approximately $6.3 million of costs associated with the issuance of the Notes. Those costs consisted of investment banker fees, legal fees and other issuance costs that have been capitalized and are being amortized to interest expense using the effective interest method over the term of the Notes.

Nortel Credit Facility

   Effective May 14, 1999, the Company entered into a credit facility agreement (the "Nortel Credit Facility") with Nortel Networks Inc. ("Nortel"). The proceeds were used to purchase equipment and to fund the construction of the Company's portion of the Sprint PCS network. The financing terms permitted the Company to borrow $48.0 million through three commitment tranches (Tranche A--$32.0 million, Tranche B--$11.0 million and Tranche C--$5.0 million) through May 14, 2002, and required minimum equipment purchases of $32.0 million (see
Note 12).

   On July 12, 2000, the Nortel Credit Facility was repaid in full with the proceeds from the issuance of the Notes. In connection with the early extinguishment of the Nortel Credit Facility, the Company recorded an
                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR extraordinary loss of approximately $1.5 million related to the write-off of the unamortized deferred financing costs at July 12, 2000.

   An unused facility commitment fee ranging from 0.75% to 1.5% on the daily average unused portion of the Nortel Credit Facility was due on a quarterly basis. The commitment fee expense for each of the year ended December 31, 2000 and the period ended December 31, 1999 was approximately $81,000.

Senior Secured Credit Facility

   On July 12, 2000, the Company entered into an amended and restated credit facility with Toronto Dominion (Texas), Inc. and GE Capital Corporation for a $140.0 million senior secured credit facility ("credit facility") to replace the Nortel Credit Facility. The credit facility permits the Company to borrow up to $140.0 million through two tranches (Tranche A--$90.0 million and Tranche B--$50.0 million) subject to a borrowing base limitation which is an amount equal to 100% of the gross book value of all the property and equipment owned by the Company. The credit facility contains certain financial ratios and other financial conditions similar to the Nortel Credit Facility and is collateralized by all of the Company's assets and assignment of the Sprint PCS Agreements.

   As of September 30, 2001, the Company's borrowings under this credit facility totaled $50.0 million and represents the entire Tranche B commitment. The weighted average interest rate on these borrowings was 6.84%. The Company had borrowed $25.0 million under this credit facility as of December 31, 2000 and such borrowings bore interest at 10.44% as of December 31, 2000.

   Commencing March 31, 2004, and on the last day of each calendar quarter ending during the periods set forth below, the Tranche A commitment as of March 30, 2004 shall be automatically and permanently reduced by the percentage amount set forth below for the quarters indicated:

  . for the four quarters commencing with the fiscal quarter ending March 31, 2004, 2.50% per quarter;

  .  for quarters five through eight, 3.75% per quarter;

  .  for quarters nine through sixteen, 6.25% per quarter; and

  .  for the last two quarters, 12.50% per quarter.

   Commencing March 31, 2004, the Company must begin to repay, in quarterly installments, the principal on all borrowings outstanding as of March 30, 2004 made under the Tranche B commitment. A fixed percentage on all Tranche B borrowings will be due each quarter as follows:

  . for the first four quarters commencing with the fiscal quarter ending March 31, 2004, 2.50% of the principal balance of the loan is due per quarter;

  .  for quarters five through eight, 3.75% per quarter;

  .  for quarters nine through sixteen, 6.25% per quarter; and

  .  for the last two quarters, 12.50% per quarter.

   The aggregate amount required to be repaid under Tranche B for each of the four periods above will be $5.0 million, $7.5 million, $25.0 million, and $12.5 million, respectively.

   Any principal that has not been paid by the maturity date, June 30, 2008, is due at that time.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

   The Company may voluntarily prepay any of the loans at any time. Tranche A permits reborrowings on a revolving basis but amounts repaid under Tranche B may not be reborrowed.

   The Company will have to make mandatory prepayments under certain circumstances, including among others:

  . 50% of the Company's excess annual cash flow as computed under the senior secured credit agreement, commencing April 30, 2004 with respect to the fiscal year ending December 31, 2003;

  . Any amount in excess of $1.0 million per calendar year received as net proceeds of asset sales outside the ordinary course of business or insurance proceeds subject to certain exceptions, to the extent not reinvested in property or assets within a stated period of time;

  . 50% of the net proceeds of any equity issuance excluding the committed issuance of the convertible preferred stock, an initial public offering and any offering to a borrower or guarantor party to the senior secured financing; and

  . 100% of the net proceeds of a debt issuance excluding permitted indebtedness.

   All prepayments described above are applied to the outstanding loan balances pro rata between Tranche A and Tranche B and pro rata across the maturities.

   From the date of the senior secured credit agreement through and including the date on which earnings before interest, taxes and depreciation and amortization ("EBITDA") is greater than zero for two consecutive fiscal quarters, the Company may borrow money at the lesser of either:

  .  A base rate loan with an interest rate equal to 2.75% plus the higher of:

    .  The prime rate of the Toronto-Dominion Bank, New York Branch or

    .  The federal funds effective rate plus 0.5%; or

  . A Eurodollar loan with an interest rate equal to the London interbank offered rate ("LIBOR"), plus 3.75%.

   After the date of which EBITDA is greater than zero for two consecutive fiscal quarters, the base rate margin will range from 2.75% to 2.25% and the Eurodollar loan margin will range from 3.75% to 3.25%, depending upon the leverage ratio as of the most recently ended fiscal quarter.

   The Company was required to maintain in full force and effect through the maturity date one or more interest rate protection agreements (i.e. swap, cap, collar or similar agreement) for a period of three years or the date ending on the earlier to occur of the maturity date or the date upon which all of the loans have been paid in full or have terminated or expired, to fix or place a limit upon a rate of interest with respect to not less than an aggregate notional amount equal to fifty percent of the aggregate principal amount of credit facility debt that does not have a fixed interest rate until the credit facility was amended on February 23, 2001. The amended credit facility expanded the requirement of the Company to fix or place a limit upon a rate of interest with respect to not less than fifty percent of the Company's total outstanding debt.

   On January 12, 2001, the Company entered into an interest rate cap agreement with a counter party for a notional amount of $12.5 million to manage the interest rate risk on the Company's variable rate debt. The agreement expires in three years and caps the three-month LIBOR interest rate at 7.25%. For the nine months ended September 30, 2001, the Company recorded a loss of approximately $31,000 for this derivative.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

   The Company incurred approximately $4.1 million of costs associated with obtaining the credit facility. Those costs consisted of loan origination fees, legal fees and other debt issuance costs that have been capitalized and are being amortized to interest expense using the effective interest method over the term of the credit facility.

   An unused facility commitment fee ranging from 1.0% to 1.5% on the daily average unused portion of the credit facility is due on a quarterly basis. The commitment fee expense for the nine months ended September 30, 2001 and the year ended December 31, 2000 was approximately $1.1 million and $1.0 million, respectively.

   As a condition of the credit facility, Sprint PCS has entered into a consent and agreement with the lenders that modifies Sprint PCS' rights and remedies under its management agreement with the Company. Among other things, Sprint PCS consented to the pledge of substantially all of the Company's assets, including the management agreement, to the lenders. In addition, Sprint PCS may not terminate the management agreement with the Company and must maintain 10 MHz of PCS spectrum in the Company's markets until the credit facility is satisfied or the Company's assets are sold pursuant to the terms of the consent and assignment with the lenders.

   The Company is required to maintain certain financial ratios and other financial conditions including debt coverage ratios, minimum levels of revenue and wireless subscribers, and limitations on capital expenditures. Additionally, the Company has agreed not to merge, dispose of its assets, make restricted payments, including dividends, and certain other matters as defined in the credit facility. On February 23, 2001, the Company entered into an amendment to the credit facility which included a consent to the purchase from Sprint PCS of the Iowa City and Cedar Rapids, Iowa BTAs discussed in Note 6 and which amended certain covenant definitions and requirements. On September 28, 2001, the Company entered into an amendment which included a consent to the merger with AirGate PCS, Inc. as discussed in Note 19 and which amended certain covenant definitions and requirements.

   At September 30, 2001, the Company was in compliance with these covenants in accordance with the amended credit facility.

   Annual maturities of the long-term debt are as follows as of September 30, 2001 (in thousands):

September 30,
   2002.................................................... $      --
   2003....................................................        --
   2004....................................................     3,750
   2005....................................................     6,875
   2006....................................................    11,250
   Thereafter..............................................   328,125
                                                            ---------
   Total...................................................   350,000
   Less: Unamortized discount..............................  (158,608)
                                                            ---------
   Total long-term debt.................................... $ 191,392
                                                            =========

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

11. LEASE COMMITMENTS

   The Company is obligated under non-cancelable operating lease agreements for offices, stores, network equipment space and cell sites. At September 30, 2001, the future minimum annual lease payments under these non-cancelable operating lease agreements are as follows (in thousands):

September 30,
   2002.................................................... $10,785
   2003....................................................  10,619
   2004....................................................  10,149
   2005....................................................   9,305
   2006....................................................   6,626
   Thereafter..............................................  21,547
                                                            -------
   Total................................................... $69,031
                                                            =======

   Rent expense was approximately $6.5 million, $3.0 million and $0.4 million for the nine months ended September 30, 2001, for the year ended December 31, 2000 and for the period ended December 31, 1999, respectively, of which approximately $40,000, $53,000 and $31,000, respectively, was paid to one of the Company's stockholders/members. Included in minimum lease commitments is approximately $0.4 million for the nine months ended September 30, 2001, and approximately $0.5 million each for the year ended December 31, 2000 and the period ended December 31, 1999, payable to one of the Company's stockholders/members.

   The Company leases two tower sites and several phone systems under capital leases. At September 30, 2001, the future payments under the capital lease obligations, less imputed interest, are as follows (in thousands):

September 30,
   2002.............................................................. $    47
   2003..............................................................      43
   2004..............................................................      45
   2005..............................................................      47
   2006..............................................................      49
   Thereafter........................................................     571
                                                                      -------
   Total minimum lease payments......................................     802
   Less amount representing interest.................................    (422)
                                                                      -------
   Present value of net minimum lease payments.......................     380
   Less current obligations under a capital lease....................      (7)
                                                                      -------
   Long-term obligations under a capital lease....................... $   373
                                                                      =======

   The following is a summary of property and equipment under capital leases included in the accompanying consolidated balance sheets as follows (in thousands):

                                                  September 30, December 31,
                                                      2001          2000
                                                  ------------- ------------
Network assets...................................     $380          $224
Office equipment.................................       26            26
                                                      ----          ----
                                                       406           250
Less accumulated depreciation....................      (19)           (5)
                                                      ----          ----
                                                      $387          $245
                                                      ====          ====

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

12. PURCHASE COMMITMENTS

   On May 24, 1999 the Company entered into a three-year $32.0 million agreement with Nortel for the purchase of network equipment and infrastructure, including switches and base station controllers. On July 11, 2000 the amount was increased from $32.0 million to $60.0 million. Nortel provided financing to the Company until July 12, 2000 for these purchases pursuant to the Nortel Credit Facility discussed in Note 10. iPCS has also committed to purchase required equipment from Nortel related to certain expansion markets if they are granted them by Sprint PCS. Under the agreement, the Company receives a discount on the network equipment and services because of the Sprint PCS affiliation, but pays a slight premium to the discounted price on any equipment and services financed by Nortel. If the Company's affiliation with Sprint PCS ends, Nortel has the right to either terminate the agreement or, with the Company's consent, modify the agreement to establish new prices, terms and conditions. As of September 30, 2001, the Company has met the requirements of the agreement.

   In July 2000 the Company entered into an equipment purchase agreement with Lucent Technologies Inc. ("Lucent") for the purchase of network equipment and infrastructure which includes one switch and 100 base station controllers for the Michigan markets within the first year of the agreement and an additional 32 base station controllers within two years after the execution of the agreement. As of September 30, 2001, the Company has satisfied these purchase terms. In addition, the Company has agreed to use Lucent's equipment exclusively in the construction of the Company's network located within the state of Michigan. The Company has entered into this agreement with Lucent as an additional affiliate of Sprint PCS and is subject to the terms and conditions of a procurement and services contract between Lucent and an affiliate of Sprint PCS that will expire on January 31, 2006.

13. EMPLOYEE BENEFITS

   The Company has established a 401(k) plan (the "Plan") in which substantially all employees may participate. The Plan allows eligible employees to contribute up to 15% of their compensation and provides that the Company will make matching contributions of 50% up to the first eight percent of an employee's contribution. In addition, the Company may make discretionary contributions to the Plan. Company contributions to the Plan were approximately $72,000, $38,000 and $14,000 for the nine months ended September 30, 2001, for the year ended December 31, 2000 and for the period ended December 31, 1999, respectively.

14. REDEEMABLE PREFERRED STOCK

   Contemporaneously with the issuance of the 300,000 units discussed in Note 10, the Company issued to an investor group 9,090,909 shares of Series A-1 convertible participating preferred stock ("Series A-1 preferred stock") at a purchase price of $5.50 per share, yielding gross proceeds of $50.0 million; net proceeds were approximately $46.4 million. On December 28, 2000, the Company issued to the same investor group 14,000,000 shares of Series A-2 convertible participating preferred stock ("Series A-2 preferred stock") at a purchase price of $5.00 per share, yielding gross proceeds of $70.0 million; net proceeds were approximately $65.8 million.

   The holders of Series A-1 preferred stock and Series A-2 preferred stock may, at their option, convert all or any such shares into shares of common stock. Each share of Series A-1 preferred stock and Series A-2 preferred stock shall automatically convert into common stock under certain conditions including a public offering of securities with gross proceeds of $50 million or a change of control. The holders of Series A-1 preferred stock and Series A-2 preferred stock have the same voting rights as common stockholders. The Series A-1 preferred stock ranks senior to common stock and on parity with the Series A-2 preferred stock. In the event that the
                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

Company has not completed an initial public offering of common stock or consummated a business transaction meeting certain criteria by the fifth anniversary of the investment, the investor group has the right to request the Company to repurchase the Series A-1 preferred stock and Series A-2 preferred stock at fair market value, unless the Company's Board of Directors determines, in its sole discretion, that it is not in the Company's best interests to do so, whereupon the investor group would have the right to force a sale of the Company subject to the rights of Sprint and Sprint PCS under the Sprint PCS Agreements. The Series A-1 preferred stock and Series A-2 preferred stock have a mandatory redemption for cash at an amount equal to the stated value plus accrued dividends on July 12, 2011. The Company accretes the carrying value of the Series A-1 preferred stock and Series A-1 preferred stock (net of offering costs incurred) to the redemption amount by the effective interest method. During the nine months ended September 30, 2001 and the year ended December 31, 2000, the Company recorded approximately $0.2 million and $0.2 million, respectively, of accretion on the Series A-1 preferred stock and approximately $0.3 million and approximately $4,000, respectively, of accretion on the Series A-2 preferred stock.

   The Company allocated the entire net proceeds received from the issuance of Series A-1 preferred stock of approximately $46.4 million to the beneficial conversion feature on the issuance of Series A-1 preferred stock in accordance with EITF Issue No. 98-5, "Accounting for Convertible Securities with
Beneficial Conversion Features or Contingently Adjustable Conversion Ratios to Certain Convertible Instruments." The beneficial conversion feature was calculated at the issuance date of the Series A-1 preferred stock based on the difference between the conversion price of $5.50 per share and estimated fair value of the common stock at that date. This amount, however, was limited to the proceeds received from issuing the beneficial convertible security. As the Series A-1 preferred stock was immediately convertible, the Company also recorded accretion of approximately $46.4 million to additional paid-in capital.

   The Company allocated the entire net proceeds received from the issuance of the Series A-2 preferred stock of approximately $65.8 million to the Series A-2 preferred stock in accordance with EITF Issue No. 00-27, "Application of EITF Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion, Features or Contingently Adjustable Conversion Ratios to Certain Convertible Instruments." No beneficial conversion feature was considered to exist due to the conversion price of the Series A-2 preferred stock at time of issuance exceeding the estimated fair value of the common stock at that date.

   The Series A-1 preferred stock and Series A-2 preferred stock bear cumulative dividends, whether or not declared, at the rate of 7.5% of the preferred liquidation preference per year and, when paid, shall be paid only in additional shares of preferred stock. Dividends shall accumulate and compound semi-annually. The preferred liquidation preference is equal to $5.50 (Series A-1) and $5.00 (Series A-2) per share plus any accrued but unpaid dividends on such share of preferred stock. Dividends on each share shall accrue on a daily basis and be cumulative from the date of original issue. During the nine months ended September 30, 2001 and the year ended December 31, 2000, the Company recorded approximately $2.9 million and $1.8 million, respectively, of accrued dividends on the Series A-1 preferred stock and approximately $4.0 million and approximately $0.1 million, respectively, of accrued dividends on the Series A-2 preferred stock, as a charge to additional paid in capital.

   In addition to the 7.5% dividend, when and if the Board of Directors declares a dividend payable with respect to the then outstanding shares of common stock, the holders of the Series A-1 preferred stock and Series A-2 preferred stock shall be entitled to the amount of dividends per share as would be payable on the number of shares of common stock into which such shares of Series A-1 preferred stock and Series A-2 preferred stock could then be converted. Upon the occurrence of a change of control prior to July 12, 2005, the Company will be obligated to pay a special dividend to each holder of Series A-1 preferred stock and Series A-2 preferred stock (except as to any changes of control in connection with a business combination with a private company as
                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR to which the investor group waives its right to receive such dividend) in an amount equal to the amount of all unpaid dividends that would have been payable through July 12, 2005.

15. EQUITY

   The Predecessor Company was organized as a LLC and, as such, had no outstanding stock. Owners (members) actually held a membership interest in the LLC. As a result, the investment of those members in the Predecessor Company is reflected as Members contributions in the accompanying Consolidated Statements of Redeemable Preferred Stock and Equity (Deficiency).

   On March 12, 1999, the Company entered into a management agreement (the "Management Agreement") with Mr. Yager to act as the Manager of the Predecessor Company. The Management Agreement entitled Mr. Yager to a cash bonus equal to 2.5% of the fair market value of the Company in the event of a Transfer (as defined in the Management Agreement) of all or substantially all of the assets of the Company, or 2.5% of the fair market value of any transferred interests in the Company, in excess of the applicable member's cumulative contributions. Effective as of February 29, 2000, Mr. Yager and the Company agreed to terminate the Management Agreement, and in exchange therefor Mr. Yager received a 1.5% ownership interest in the Predecessor Company. In addition, the Company paid the withholding tax obligation arising by reason of the issuance of the 1.5% ownership interest to Mr. Yager, and the federal and state taxes on the issuance of the ownership interest and payment of the withholding tax obligation. Based upon the expected offering price of the initial public offering as determined on April 24, 2000, the Company recorded non-cash compensation expense of approximately $8.5 million related to the ownership interest granted and recorded general and administrative expense of approximately $1.6 million related to taxes paid by the Company on behalf of Mr. Yager for the year ended December 31, 2000.

   On July 11, 2000, the Board of Directors approved the amended and restated 2000 Long Term Incentive Stock Plan. Under the plan, the Company may grant stock options, stock appreciation rights, shares of common stock and performance units to employees, consultants and directors. The total number of shares of common stock that can be awarded under the plan is 6,500,000 shares, which will be increased on December 31 of each year beginning on December 31, 2000 by a number of shares equal to 1% of the number of shares then outstanding, up to maximum of 8,000,000. On July 12, 2000, the Board of Directors granted options to members of management, employees and directors to acquire 1,558,750 shares of common stock with an exercise price of $5.50 per share.

   On February 28, 2001, the Board of Directors approved options for members of management, employees and directors, with a grant date of January 1, 2001. The vesting period for these employee stock options begins on the later of the employee's hire date or January 1, 2001, and extends for four years. For directors, the vesting period begins on January 1, 2001, and extends for four years. During the nine months ended September 30, 2001, 1,427,750 options were granted at an exercise price of $4.65.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

   At September 30, 2001 and December 31, 2000, the following is a summary of options outstanding and exercisable:

                                                                       Weighted Average
                                                             Shares     Exercise Price
                                                            ---------  ----------------
Outstanding at beginning of period
   Granted................................................. 1,592,750      $  5.52
   Exercised...............................................        --           --
   Forfeited...............................................    (2,750)        5.50
                                                            ---------      -------
Outstanding at December 31, 2000........................... 1,590,000         5.52
   Granted................................................. 1,427,750         4.65
   Exercised...............................................        --           --
   Forfeited...............................................   (12,499)        5.30
                                                            ---------      -------
Outstanding at September 30, 2001.......................... 3,005,251      $  5.11
                                                            =========      =======

Options exercisable........................................ 1,045,472
Weighted-average remaining contractual life................ 9.0 years

   The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations to account for its employee and director stock options. Compensation expense is determined as the excess of the fair value of the Company's common stock at date of grant over the exercise price. Based upon the then expected offering price of a planned initial public offering, the Company recognized total unearned compensation expense of approximately $8.3 million related to the grants made in July 2000. This amount is being amortized as compensation expense over the vesting period of the options; such vesting period begins on the employee's date of hire and extends for four years. For directors and all future grants to employees, the vesting period begins on the date of grant and extends for four years. Total non-cash compensation expense related to such options was approximately $1.5 million and $2.7 million, respectively, for the nine months ended September 30, 2001 and the year ended December 31, 2000. There was no compensation expense recorded for the grants made to employees and directors during the nine months ended September 30, 2001 since the exercise price was equal to the estimated fair value of the Company's common stock.

   If compensation expense for the stock option grants had been determined based on fair value at the grant date consistent with the requirements of SFAS No. 123, "Accounting for Stock Based Compensation," the Company's net loss applicable to common stockholders and net loss per share would have been the pro forma amounts indicated below:

                                                             Nine Months
                                                                Ended      Year Ended
                                                            September 30, December 31,
                                                                2001          2000
                                                            ------------- ------------
Net loss applicable to common stockholders (in thousands):
   As reported.............................................   $(68,127)    $(104,507)
   Pro forma...............................................    (69,678)     (105,290)

Basic and diluted loss per common share:
   As reported.............................................   $  (1.52)    $   (2.33)
   Pro forma...............................................      (1.55)        (2.35)

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

   The Company's calculation of fair value of the options was made using the Black-Scholes model with the following assumptions:

                                                             Nine Months
                                                                Ended      Year Ended
                                                            September 30, December 31,
                                                                2001          2000
                                                            ------------- ------------
Risk free interest rate....................................     5.17%         6.35%
Dividend yield.............................................        0%            0%
Expected life in years.....................................        4             4
Volatility.................................................      100%           40%

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following disclosure of the estimated fair value of financial instruments is made pursuant to SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." Fair value estimates are subject to inherent limitations. Estimates of fair value are made at a specific point in time, based on relevant market information and information about the financial instrument. The estimated fair values of financial instruments are not necessarily indicative of amounts the Company might realize in actual market transactions. Estimates of fair value are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. The carrying amounts at September 30, 2001 and December 31, 2000 for cash and cash equivalents, accounts receivable, other receivables, accounts payable, accrued liabilities, and variable rate long-term debt are reasonable estimates of their fair values. The fair value of our senior secured notes based on closing market prices at September 30, 2001 and December 31, 2000 was approximately $150.0 million and $123.0 million, respectively.

17. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (in thousands)

                                                                        Nine Months                  Period
                                                                           Ended      Year Ended     Ended
                                                                       September 30, December 31, December 31,
                                                                           2001          2000         1999
                                                                       ------------- ------------ ------------
Supplemental disclosure of cash flow information--cash paid for
  interest............................................................    $2,090       $ 1,971       $  206
Supplemental schedule of noncash investing and financial activities:
   Accounts payable incurred for the acquisition of property,
     equipment and construction in progress...........................     7,592        16,610        2,739
   Capital lease obligations incurred for the acquisition of property
     and equipment....................................................       156           250           --
   Accrued dividends on redeemable preferred stock....................     6,937         1,808           --
   Accretion to the redemption amount of redeemable preferred
     stock............................................................       531           155           --
   Grant of stock options.............................................        --         8,247           --
   Issuance of warrants in connection with the senior
     discount notes...................................................        --        24,859           --
   Issuance of warrants to Sprint PCS.................................        --         9,147           --

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

18. VALUATION AND QUALIFYING ACCOUNTS (in thousands)

                                                                                   Balance
                                                   Beginning Costs and            at End of
                                                   of Period Expenses  Write-Offs  Period
                                                   --------- --------- ---------- ---------
Period ended December 31, 1999 allowance for
  doubtful accounts...............................   $  --    $    1    $    --    $    1
                                                     =====    ======    =======    ======

Year ended December 31, 2000 allowance for
  doubtful accounts...............................   $   1    $  614    $  (287)   $  328
                                                     =====    ======    =======    ======

Nine months ended September 30, 2001 allowance for
  doubtful accounts...............................   $ 328    $5,042    $(2,657)   $2,713
                                                     =====    ======    =======    ======

19. MERGER

   On August 28, 2001, the Company signed an agreement and plan of merger with AirGate PCS, Inc. ("AirGate"), a Sprint PCS affiliate, under which AirGate and the Company will combine in a tax-free stock for stock transaction. AirGate will issue approximately 13.5 million shares of AirGate common stock, including
1.1 million shares reserved for issuance upon the exercise of the Company's outstanding options and warrants. At the effective time of the merger, each issued and outstanding share of the Company's common stock will be converted into the right to receive approximately 0.1594 of a share of AirGate common stock, referred to as the exchange ratio. All shares of the Company's preferred stock will be converted into the Company's common stock immediately prior to the effective time of the merger. At the effective time of the merger, AirGate will assume each unexpired and unexercised option and warrant to purchase shares of the Company's common stock and convert it into an option or warrant to purchase AirGate common stock based on one share of the Company's common stock equal to the exchange ratio of AirGate's common stock. In addition, the exercise price per share of AirGate common stock issuable under each converted option or converted warrant will be equal to the per share exercise price of the Company option or warrant divided by the exchange ratio. The options will be fully vested at the time of the merger and the warrants will remain subject to the terms and conditions set forth in the applicable warrant agreement. The total number of shares of AirGate common stock to be issued by AirGate in connection with the merger will not exceed 13,500,000. The completion of the merger is subject to approval by the stockholders of the Company and AirGate. The special meetings of the AirGate stockholders and iPCS stockholders have each been set for November 27, 2001. A majority of the stockholders of iPCS have agreed to vote their shares in favor of the merger. The closing of the merger is also subject to other customary conditions, including regulatory approval under the Hart-Scott-Rodino Act and the consent or approval of Sprint PCS and the lenders under the AirGate and iPCS credit facilities, all of which have been obtained. The merger agreement will terminate if the merger is not consummated on or before March 1, 2002. It is anticipated that the merger will close around the end of November 2001.

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

20. CONSOLIDATING FINANCIAL INFORMATION

   The Notes are fully, unconditionally, and joint and severally guaranteed by iPCS Wireless, Inc. and iPCS Equipment, Inc., which are wholly-owned subsidiaries of iPCS, Inc. The consolidating financial information for 1999 has not been provided since iPCS, Inc. and its two wholly-owned subsidiaries did not acquire the business of the Predecessor Company until July 12, 2000 as discussed in Note 1 and only the Predecessor Company had activities in 1999. Therefore, the 1999 consolidating financial information is identical to the Consolidated Financial Statements. The following consolidating financial information as of September 30, 2001 and December 31, 2000 and for the nine months ended September 30, 2001 and for the year ended December 31, 2000 is presented for iPCS, Inc., iPCS Wireless, Inc. and iPCS Equipment, Inc. (in thousands):

                          Consolidating Balance Sheet
                           as of September 30, 2001

                                                      iPCS
                                                 Wireless, Inc.
                                                      and
                                         iPCS,    Predecessor        iPCS
                                         Inc.       Company     Equipment, Inc. Eliminations Consolidated
                                        -------- -------------- --------------- ------------ ------------
                ASSETS
Current Assets:
   Cash and cash equivalents........... $    306    $ 53,890        $   383      $      --     $ 54,579
   Accounts receivable, less allowance.       --      14,964             --             --       14,964
   Other receivables...................       --       1,604             --             --        1,604
   Intercompany receivables............  102,050          --              4       (102,054)          --
   Inventories.........................       --       3,379             --             --        3,379
   Prepaid expenses and other assets...      235       4,564             --             --        4,799
                                        --------    --------        -------      ---------     --------
       Total current assets............  102,591      78,401            387       (102,054)      79,325

Property and equipment including
  construction in progress, net........       --     160,546         37,651            (36)     198,161
Financing costs, less accumulated
  amortization.........................    6,059       3,499             --             --        9,558
Intangible assets, net.................    8,549      31,385             --             --       39,934
Intercompany receivables--long term....  232,276      45,241          7,688       (285,205)          --
Other assets...........................       --       1,778             --             --        1,778
                                        --------    --------        -------      ---------     --------
       Total assets.................... $349,475    $320,850        $45,726      $(387,295)    $328,756
                                        ========    ========        =======      =========     ========

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

                         Consolidating Balance Sheet
                     as of September 30, 2001 (Continued)

                                                                    iPCS
                                                               Wireless, Inc.
                                                                    and          iPCS
                                                                Predecessor   Equipment,
                                                    iPCS, Inc.    Company        Inc.    Eliminations Consolidated
                                                    ---------- -------------- ---------- ------------ ------------
      LIABILITIES, REDEEMABLE PREFERRED
         STOCK AND EQUITY (DEFICIENCY)
Current Liabilities:
   Accounts payable................................  $    721    $  26,862     $ 3,827    $      --    $  31,410
   Accrued expenses................................        18        4,419           9           --        4,446
   Accrued interest................................        --           79          --           --           79
   Intercompany payables...........................        --      102,054          --     (102,054)          --
   Deferred revenue................................        --        4,742          --           --        4,742
   Capital lease obligations--current portion......        --            7          --           --            7
                                                     --------    ---------     -------    ---------    ---------
       Total current liabilities...................       739      138,163       3,836     (102,054)      40,684

Deferred gain on tower sales.......................        --        7,667          --           --        7,667
Deferred rent......................................        --        2,264          --           --        2,264
Deferred revenue...................................        --        1,763          --           --        1,763
Capital lease obligations--long term...............        --          373          --           --          373
Intercompany payables--long term...................        --      239,964      45,241     (285,205)          --
Accrued interest...................................    16,944           --          --           --       16,944
Long-term debt.....................................   141,392       50,000          --           --      191,392
                                                     --------    ---------     -------    ---------    ---------
       Total liabilities...........................   159,075      440,194      49,077     (387,259)     261,087
                                                     --------    ---------     -------    ---------    ---------

Redeemable preferred stock.........................   121,548           --          --           --      121,548
                                                     --------    ---------     -------    ---------    ---------

Equity (Deficiency):
   Common stock....................................       449           --          --           --          449
   Additional paid in capital......................    70,853           --          --           --       70,853
   Unearned compensation...........................    (3,985)          --          --           --       (3,985)
   Accumulated deficit.............................     1,535     (119,344)     (3,351)         (36)    (121,196)
                                                     --------    ---------     -------    ---------    ---------
       Total equity (deficiency)...................    68,852     (119,344)     (3,351)         (36)     (53,879)
                                                     --------    ---------     -------    ---------    ---------
       Total liabilities, redeemable preferred
         stock and equity (deficiency).............  $349,475    $ 320,850     $45,726    $(387,295)   $ 328,756
                                                     ========    =========     =======    =========    =========

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

                     Consolidating Statement of Operations
                 for the Nine Months Ended September 30, 2001

                                                             iPCS
                                                        Wireless, Inc.
                                                             and          iPCS
                                                         Predecessor   Equipment,
                                             iPCS, Inc.    Company        Inc.    Eliminations Consolidated
                                             ---------- -------------- ---------- ------------ ------------
Revenues:
   Service..................................  $     --     $ 71,834     $    --     $     --     $ 71,834
   Equipment and other......................        --        5,678       8,273       (8,273)       5,678
                                              --------     --------     -------     --------     --------
          Total revenues....................        --       77,512       8,273       (8,273)      77,512
                                              --------     --------     -------     --------     --------
Operating Expenses:
   Cost of service..........................        --       61,042          --         (546)      60,496
   Cost of equipment........................        --       18,292       7,691       (7,691)      18,292
   Selling..................................        --       20,845          --           --       20,845
   General and administrative:
       Non-cash compensation................        --        1,530          --           --        1,530
       Other general and administrative.....     1,895        6,739           1           --        8,635
       Depreciation and amortization........       371       14,391         623           --       15,385
                                              --------     --------     -------     --------     --------
          Total operating expenses..........     2,266      122,839       8,315       (8,237)     125,183
                                              --------     --------     -------     --------     --------
Loss from operations........................    (2,266)     (45,327)        (42)         (36)     (47,671)
Other Income (Expense):
   Interest income..........................    21,347        6,689         487      (24,986)       3,537
   Interest expense.........................   (13,249)     (25,569)     (3,163)      24,986      (16,995)
   Other income.............................        --          470          --           --          470
                                              --------     --------     -------     --------     --------
Net Income (Loss)...........................  $  5,832     $(63,737)    $(2,718)    $    (36)    $(60,659)
                                              ========     ========     =======     ========     ========

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

                     Consolidating Statement of Cash Flows
                 for the Nine Months Ended September 30, 2001

                                                                            iPCS
                                                                       Wireless, Inc.
                                                                            and          iPCS
                                                              iPCS,     Predecessor   Equipment,
                                                              Inc.        Company        Inc.    Eliminations Consolidated
                                                             --------  -------------- ---------- ------------ ------------
Cash Flows from Operating Activities:
   Net loss................................................. $  5,832    $ (63,737)    $ (2,718)     $(36)     $ (60,659)
   Adjustment to reconcile net loss to net cash flows from
    operating activities:
      Depreciation and amortization.........................      370       14,392          623        --         15,385
      Loss on disposal of property and equipment............       --        1,042           --        --          1,042
      Gain on tower sales...................................       --       (1,509)          --        --         (1,509)
      Amortization of deferred gain on tower sales..........       --         (543)          --        --           (543)
      Amortization of deferred rent.........................       --         (135)          --        --           (135)
      Amortization of financing costs.......................      340          389           --        --            729
      Non-cash interest.....................................    8,811           31           --        --          8,842
      Non-cash compensation.................................       --        1,530           --        --          1,530
   Changes in assets and liabilities:
      Accounts receivable...................................       --       (8,657)          --        --         (8,657)
      Other receivables.....................................       --         (650)          --        --           (650)
      Inventories...........................................       --          (66)          --        --            (66)
      Prepaid expenses and other assets.....................      (85)      (4,248)          --        --         (4,333)
      Accounts payable, accrued expenses
       and accrued interest.................................   10,664       16,864          (19)       --         27,509
      Deferred revenue......................................       --        4,768           --        --          4,768
                                                             --------    ---------     --------      ----      ---------
         Net cash flows from operating activities...........   25,932      (40,529)      (2,114)      (36)       (16,747)
                                                             --------    ---------     --------      ----      ---------

Cash Flows from Investing Activities:
   Capital expenditures.....................................       --      (78,940)     (19,490)       36        (98,394)
   Acquisition of the Iowa City, Cedar Rapids, Iowa
    markets.................................................       --      (31,678)          --        --        (31,678)
   Proceeds from disposition of fixed assets................       --           42           --        --             42
   Proceed from build-to-suit agreement.....................       --        2,496           --        --          2,496
   Proceeds from tower sales................................       --        8,204           --        --          8,204
                                                             --------    ---------     --------      ----      ---------
         Net cash flows from investing activities...........       --      (99,876)     (19,490)       36       (119,330)
                                                             --------    ---------     --------      ----      ---------

Cash Flows from Financing Activities:
   Proceeds from long-term debt.............................       --       25,000           --        --         25,000
   Payments on capital lease obligations....................       --          (13)          --        --            (13)
   Debt financing costs.....................................     (243)          --           --        --           (243)
   Interest rate protection costs...........................       --          (46)          --        --            (46)
   Intercompany receivables/payables........................  (25,685)       4,067       21,618        --             --
                                                             --------    ---------     --------      ----      ---------
         Net cash flows from financing activities...........  (25,928)      29,008       21,618        --         24,698
                                                             --------    ---------     --------      ----      ---------

Increase (decrease) in cash and cash equivalents............        4     (111,397)          14        --       (111,379)
Cash and cash equivalents at beginning of period............      302      165,287          369        --        165,958
                                                             --------    ---------     --------      ----      ---------
Cash and cash equivalents at end of period.................. $    306    $  53,890     $    383      $ --      $  54,579
                                                             ========    =========     ========      ====      =========

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

                          Consolidating Balance Sheet
                            as of December 31, 2000

                                                        iPCS
                                                   Wireless, Inc.
                                                        and          iPCS
                                                    Predecessor   Equipment,
                                        iPCS, Inc.    Company        Inc.    Eliminations Consolidated
                                        ---------- -------------- ---------- ------------ ------------
                ASSETS
Current Assets:
   Cash and cash equivalents...........  $    302     $165,287     $   369    $      --     $165,958
   Accounts receivable, less allowance.        --        5,350          --           --        5,350
   Other receivables...................        --          231          --           --          231
   Intercompany receivables............   307,110       15,930          --     (323,040)          --
   Inventories.........................        --        3,314          --           --        3,314
   Prepaid expenses and other assets...       150        1,689          --           --        1,839
                                         --------     --------     -------    ---------     --------
       Total current assets............   307,562      191,801         369     (323,040)     176,692

Property and equipment including
  construction in progress, net........        --      109,379      19,708           --      129,087
Financing costs, less accumulated
  amortization.........................     6,156        3,889          --           --       10,045
Intangible assets, net.................     8,921        3,438          --           --       12,359
Other assets...........................        --          392          --           --          392
                                         --------     --------     -------    ---------     --------
       Total assets....................  $322,639     $308,899     $20,077    $(323,040)    $328,575
                                         ========     ========     =======    =========     ========

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

                          Consolidating Balance Sheet
                            as of December 31, 2000

                                                                    iPCS
                                                               Wireless, Inc.
                                                                    and          iPCS
                                                                Predecessor   Equipment,
                                                    iPCS, Inc.    Company        Inc.    Eliminations Consolidated
                                                    ---------- -------------- ---------- ------------ ------------
      LIABILITIES, REDEEMABLE PREFERRED
         STOCK AND EQUITY (DEFICIENCY)
Current Liabilities:
   Accounts payable................................  $    729     $ 21,785     $ 4,780    $      --     $ 27,294
   Accrued expenses................................        72        2,614          --           --        2,686
   Accrued interest................................        --           22          --           --           22
   Intercompany payables...........................        --      307,110      15,930     (323,040)          --
   Deferred revenue................................        --        1,346          --           --        1,346
   Capital lease obligations--current portion......        --           12          --           --           12
                                                     --------     --------     -------    ---------     --------
       Total current liabilities...................       801      332,889      20,710     (323,040)      31,360

Deferred gain on tower sales.......................        --        6,000          --           --        6,000
Deferred revenue...................................        --          392          --           --          392
Capital lease obligations--long-term...............        --          225          --           --          225
Accrued interest...................................     6,219           --          --           --        6,219
Long-term debt.....................................   132,581       25,000          --           --      157,581
                                                     --------     --------     -------    ---------     --------
       Total liabilities...........................   139,601      364,506      20,710     (323,040)     201,777
                                                     --------     --------     -------    ---------     --------

Redeemable preferred stock.........................   114,080           --          --           --      114,080
                                                     --------     --------     -------    ---------     --------

Equity (Deficiency):
   Common stock....................................       449           --          --           --          449
   Additional paid in capital......................    78,321           --          --           --       78,321
   Unearned compensation...........................    (5,515)          --          --           --       (5,515)
   Accumulated deficit.............................    (4,297)     (55,607)       (633)          --      (60,537)
                                                     --------     --------     -------    ---------     --------
       Total equity (deficiency)...................    68,958      (55,607)       (633)          --       12,718
                                                     --------     --------     -------    ---------     --------
       Total liabilities, redeemable preferred
         stock and equity (deficiency).............  $322,639     $308,899     $20,077    $(323,040)    $328,575
                                                     ========     ========     =======    =========     ========

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

                     Consolidating Statement of Operations
                     for the Year Ended December 31, 2000

                                                           iPCS
                                                      Wireless, Inc.
                                                           and          iPCS
                                              iPCS,    Predecessor   Equipment,
                                              Inc.       Company        Inc.    Eliminations Consolidated
                                             -------  -------------- ---------- ------------ ------------
Revenues:
   Service.................................. $    --     $ 18,534      $  --      $    --      $ 18,534
   Equipment and other......................      --        2,695         --           --         2,695
                                             -------     --------      -----      -------      --------
          Total revenues....................      --       21,229         --           --        21,229
                                             -------     --------      -----      -------      --------

Operating Expenses:
   Cost of service..........................      --       16,786         --           --        16,786
   Cost of equipment........................      --       10,053         --           --        10,053
   Selling..................................      --       10,783         --           --        10,783
   General and administrative:
       Non-cash compensation................      --       11,212         --           --        11,212
       Taxes on non-cash compensation.......      --        1,567         --           --         1,567
       Other general and administrative.....   3,925        5,278        116           --         9,319
       Depreciation and amortization........     227        8,382         --           --         8,609
                                             -------     --------      -----      -------      --------
          Total operating expenses..........   4,152       64,061        116           --        68,329
                                             -------     --------      -----      -------      --------
Loss from operations........................  (4,152)     (42,832)      (116)          --       (47,100)
Other Income (Expense):
   Interest income..........................   9,403        3,780         --       (9,740)        3,443
   Interest expense.........................  (9,548)     (11,416)      (517)       9,740       (11,741)
   Other income.............................      --          726         --           --           726
                                             -------     --------      -----      -------      --------
Loss Before Extraordinary Item..............  (4,297)     (49,742)      (633)          --       (54,672)
Extraordinary item--loss on early
  extinguishment of debt....................      --       (1,485)        --           --        (1,485)
                                             -------     --------      -----      -------      --------
Net Loss.................................... $(4,297)    $(51,227)     $(633)     $    --      $(56,157)
                                             =======     ========      =====      =======      ========

                  iPCS, INC. AND SUBSIDIARIES AND PREDECESSOR

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)

                     Consolidating Statement of Cash Flows
                     for the Year Ended December 31, 2000

                                                                              iPCS
                                                                         Wireless, Inc.
                                                                              and          iPCS
                                                                iPCS,     Predecessor   Equipment,
                                                                Inc.        Company        Inc.    Eliminations Consolidated
                                                              ---------  -------------- ---------- ------------ ------------
Cash Flows from Operating Activities:
   Net loss.................................................. $  (4,297)    $(51,227)    $   (633)     $--        $(56,157)
   Adjustment to reconcile net loss to net cash flows from
    operating activities:
      Depreciation and amortization..........................       227        8,382           --       --           8,609
      Loss on disposal of property and equipment.............        --           56           --       --              56
      Gain on tower sales....................................        --         (778)          --       --            (778)
      Amortization of deferred gain on tower sales...........        --         (298)          --       --            (298)
      Amortization of financing costs........................       185          419           --       --             604
      Non-cash interest......................................     5,109           --           --       --           5,109
      Extraordinary loss on early extinguishment of debt.....        --        1,485           --       --           1,485
      Non-cash compensation..................................        --       11,212           --       --          11,212
   Changes in assets and liabilities:
      Accounts receivable....................................        --       (5,258)          --       --          (5,258)
      Other receivables......................................        --         (192)          --       --            (192)
      Inventories............................................        --       (2,387)          --       --          (2,387)
      Prepaid expenses and other assets......................      (150)      (1,649)          --       --          (1,799)
      Accounts payable, accrued expenses and accrued
       interest..............................................     7,020        8,972           28       --          16,020
      Deferred revenue.......................................        --        1,738           --       --           1,738
                                                              ---------     --------     --------      ---        --------
         Net cash flows from operating activities............     8,094      (29,525)        (605)      --         (22,036)
                                                              ---------     --------     --------      ---        --------

Cash Flows from Investing Activities:
   Capital expenditures......................................        --      (76,037)     (14,956)      --         (90,993)
   Intangible acquired in purchase of network
    assets...................................................        --       (3,526)          --       --          (3,526)
   Proceeds from tower sales.................................        --       12,036           --       --          12,036
                                                              ---------     --------     --------      ---        --------
         Net cash flows from investing activities............        --      (67,527)     (14,956)      --         (82,483)
                                                              ---------     --------     --------      ---        --------

Cash Flows from Financing Activities:
   Proceeds from long-term debt..............................   152,331       37,775           --       --         190,106
   Repayment of Nortel debt..................................        --      (40,346)          --       --         (40,346)
   Payments on capital lease obligations.....................        --          (13)          --       --             (13)
   Debt issuance costs.......................................    (6,341)      (4,279)          --       --         (10,620)
   Proceeds from sale of Series A-1 redeemable...............
   preferred stock, net of offering costs....................    46,387           --           --       --          46,387
   Proceeds from sale of Series A-2 redeemable...............
   preferred stock, net of offering costs....................    65,730           --           --       --          65,730
   Members' contributions....................................        --       16,500           --       --          16,500
   Intercompany receivables/payables.........................  (265,899)     249,969       15,930       --              --
                                                              ---------     --------     --------      ---        --------
         Net cash flows from financing activities............    (7,792)     259,606       15,930       --         267,744
                                                              ---------     --------     --------      ---        --------

Increase in cash and cash equivalents........................       302      162,554          369       --         163,225
Cash and cash equivalents at beginning of period.............        --        2,733           --       --           2,733
                                                              ---------     --------     --------      ---        --------
Cash and cash equivalents at end of period................... $     302     $165,287     $    369      $--        $165,958
                                                              =========     ========     ========      ===        ========